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                                                             EXHIBIT 23.1



                     CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus, pertaining to the 1996 Stock Option Plan of ACR Group, Inc., of our report dated May 24, 1996, with respect to the consolidated financial statements and schedules of ACR Group, Inc. included in its Annual Report (Form 10-K) for the year ended February 29, 1996, filed with the Securities and Exchange Commission.


                                       ERNST & YOUNG LLP

Houston, Texas
November 14, 1996